Amendment #1

to the

AUTOMATIC AND FACULTATIVE

YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE May 1, 2008

Between

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

(THE COMPANY)

And

SCOR GLOBAL LIFE U.S. RE INSURANCE COMPANY

(THE REINSURER)

The parties hereby agree to the following:

SCHEDULE A, Section 1, POLICIES REINSURED, shall be replaced by the following:

•	POLICIES REINSURED:

This Agreement covers the following plans and policies:

•	PruLife Custom Premier II (May 2008 revision) (“VUL II”) – (Form Number VUL-2008 and all state variations)
•	Private Placement Variable Universal Life (“PPVUL”) – (Form Number PPVUL-2008)
•	Private Placement Variable Universal Life (January 2009 revision) (“PPVUL”) – (Form Number PPVUL-2008)

Excluded from reinsurance under this Agreement are the Accidental Death Benefits and Enhanced Disability Benefit included in the above-reinsured policies. Also excluded from reinsurance under this Agreement are riders that provide additional life insurance on the lives of any dependent children of the policyholder. Included under this Agreement is the Living Needs Benefit rider offered on VUL II policies. Living Needs Benefit is not available on PPVUL policies.

YRT-VUL 2008/PPVUL-2008-SGL(US)-PICA-1	1

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, on the dates indicated below, with an effective date of January 1, 2009.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	SCOR GLOBAL LIFE U.S. RE INSURANCE COMPANY

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

YRT-VUL 2008/PPVUL-2008-SGL(US)-PICA-1	2